Atlantica Seafood Company, Inc. S-1

Exhibit 10.2

STOCK TRANSFER AND PURCHASE AGREEMENT

This AGREEMENT (this "Agreement"), dated as of May 15, 2014, between ATLANTICA SEAFOOD COMPANY INC.. ("Atlantica"), a corporation organized and existing under the laws of the State of Delaware, USA; Silver Stream Seafood LLC ("Silver"), a corporation organized and existing under the laws of Michigan.

Recitals

A. William Bonzheim owns beneficially and of record 100% ownership of Silver .

B. Atlantica wishes to purchase from Bonzheim, and Bonzheim desires to sell to Atlantica, Silver on the terms and subject to the conditions set forth in this Agreement

C. In consideration of the sale of said Silver to Atlantica, Atlantica shall issue one million dollars in shares of common stock of Atlantica at the time of the said public offering to Bonzheim on the terms and subject to the conditions set forth in this Agreement.

D. The above mentioned value is based on representations presented to Atlantica. Any false or inaccurate reporting will have an adverse affect on the valuation of the company.

AGREEMENT

In consideration of the promises below and of other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

SECTION 1. TRANSFER OF SHARES AND RELATED MATTERS

1.1 Sale of Silver. Subject to the terms and conditions set forth in this Agreement, at the Closing Bonzheim shall sell and transfer to Atlantica, Silver, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature, except as set forth herein.

1.2 Issuance of Atlantica Shares. In consideration of the sale of the Silver Shares, at Closing Atlantica shall issue to Bonzheim One million dollars in shares of the common stock of Atlantica at the time of the public offering (said One million dollars in shares of Atlantica being hereafter referred to as the "Atlantica Shares"), free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature whatsoever, subject to the terms and conditions below. Value of Silver at the time of purchase is four hundred and seventy thousand U.S. dollars.

1.3 Restrictions on Silver Shares. Atlantica shall retain all of the Silver Shares and not transfer, encumber or pledge them without the written consent of Bonzheim until such time as Atlantica accomplishes a public offering or private placement of the shares of Atlantica, in either event on terms to be agreed to jointly by Bonzheim and Atlantica.

1.4 Bonzheim's Option to Reacquire Silver. If Atlantica fails to accomplish a public offering or private placement of the shares of Atlantica within 18 months from the date of Closing, Bonzheim shall thereafter have the option to reacquire Silver from Atlantica, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer, upon 30 days' written notice to Atlantica, for the sum of One United States Dollar. After the consummation of said public offering or private placement, Bonzheim shall have no further rights to repurchase the Silver from Atlantica. If Bonzheim reacquires Silver from Atlantica in accordance with Section 1.4, all undistributed profits or dividends of Silver shall be solely owned by Bonzheim.

1.5 Voting Rights. Notwithstanding the sale of the Silver to Atlantica, Bonzheim shall retain all voting rights accorded to all other issued and outstanding shares of the same class until the public offering or private placement described above have been accomplished by Atlantica.

1.6 Retained Liability. Bonzheim will retain all liability for any claims against Silver and will reimburse Silver and/or Atlantica for any losses, damages, costs, and expenses relating to the claim incurred by Silver and/or Atlantica after the Closing.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF BONZHEIM AND SILVER

As a material inducement to Atlantica to enter into this Agreement and purchase Silver, Bonzheim and Silver make the following representations and warranties to Atlantica. (As used in this Agreement, "Material Adverse Effect" means a material adverse effect on the business, results of operations, financial position, assets, or prospects of Silver, which will in any event include any adverse effect on the shareholders' equity, assets, revenue, or net income of Silver in excess of $100,000.00 and "Material Adverse Change" means any change that has resulted, will result, or is likely to result in a Material Adverse Effect.)

2.1 Organization and Corporate Power. Silver is a corporation duly incorporated and legally existing under the laws of Michigan. Silver has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under it.. The copies of Silver's articles of incorporation that have been furnished to Atlantica's lawyer reflect all amendments made thereto at any time before the Closing Date and are correct and complete.

2.2 Capital Stock and Related Matters.. Silver does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise to acquire its capital stock. Silver is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. Silver has not violated any applicable laws or regulations in connection with the offer or sale of its securities. Assuming the truthfulness of the representations made by Atlantica herein,

neither Bonzheim nor Silver has violated or will violate any applicable securities laws in connection with the offer or sale of the Silver Shares to Atlantica under this Agreement.

2.3 Subsidiaries. Except for the share account owned by Silver and investment reflected in the Financial Statements of Silver, Silver has no subsidiaries and has no investments, whether direct or indirect, in any corporation, partnership, limited liability company, association, joint venture, or other entity.

2.4 Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which Bonzheim or Silver is a party have been duly authorized by Bonzheim or Silver. This Agreement and each other agreement contemplated in connection with the transactions hereunder, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Bonzheim and Silver or both, enforceable against Bonzheim and Silver in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

2.5 Conduct of Business; Liabilities. Silver is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of Silver under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which Silver is a party or by which Silver or the property of Silver is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely Silver's business, financial condition, or results of operations of Silver.

2.6 No Adverse Consequences. Neither the execution and delivery of this Agreement by Bonzheim or Silver nor the consummation of the transactions contemplated hereunder will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of Silver's assets or properties, (b) violate or conflict with any provision of Silver's articles of incorporation or bylaws, (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to either Bonzheim or Silver, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to Silver under, or constitute a default under (whether by virtue of the application of a "change of control" provision or otherwise) any agreement, instrument, license, or permit to which either Bonzheim or Silver is a party or by which either of them is bound.

2.7 Financial Statements. The audited financial statements of Silver attached to this Agreement as Schedule 2.7 fairly present the financial position of Silver as of December 31, 2013. These have been prepared in accordance with U.S. accounting standard, consistently applied, and in a manner substantially consistent with prior financial statements of Silver.

The December 31, 2013 Balance Sheet and the December 31, 2013 Income Statement are referred to collectively in this Agreement as the "Unaudited Statements."

The unaudited, consolidate balance sheet at April 30, 2014, in the form attached to this Agreement as Exhibit 1 (the "Current Balance Sheet"), and the income statements of Silver at April 30, 2014, and for the 4 months then ended, in the form attached hereto as Exhibit 2 (the "Current Income Statement"). The Current Balance Sheet and Current Income Statement are referred to collectively in this Agreement as the "Unaudited Statements", fairly present the [consolidated] financial position of Silver at April 30, 2014 , and the results of operations for the 4 months then ended and have been prepared in accordance with U.S. accounting standard consistently applied and in a manner substantially consistent with the Audited Statements, except for differences resulting from normally occurring audit adjustments, including, but not limited to, income tax and tax accrual adjustments, or as noted in the Unaudited Statements or the notes thereto. Except as contemplated by or permitted under this Agreement, there are no adjustments that would be required on audit of the Unaudited Statements that would, individually or in the aggregate, have a Material Adverse Effect on Silver's financial condition or results of operations as reported in the Unaudited Statements. The Audited Statements and the Unaudited Statements are collectively referred to as the "Financial Statements."

2.8 No Undisclosed Liabilities. Except for liabilities and obligations incurred in the ordinary course of business since the date of the balance sheet attached hereto and liabilities or obligations described on Schedule 2.7, neither Silver nor any of the property of Silver is subject to any material liability or obligation that was required to be included or adequately reserved against in the Statements or described in the notes thereto and was not so included, reserved against, or described.

2.9 Absence of Certain Changes. Except as contemplated or permitted by this Agreement or as described on Schedule 2.9, since the date of the Current Balance Sheet there has not been:

(a) Any Material Adverse Change in the business, financial condition, operations, assets, or prospects of Silver;

(b) Any damage, destruction, or loss, whether covered by insurance or not, that would have a Material Adverse Effect on the properties or business of Silver;

(c) Any sale or transfer by Silver of any tangible or intangible asset other than in the ordinary course of business, or any mortgage or pledge or the creation of any security interest, lien, or encumbrance on any such asset;

(d) Any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory;

(e) Any declaration, setting aside, or payment of a dividend or other distribution in respect of Silver, or the redemption or other repurchase by Silver of any capital stock of Silver;

(f) Any transaction not in the ordinary course of business of Silver;

(g) The lapse of any material trademark, assumed name, trade name, service mark, copyright, license, or patent or any application with respect to the foregoing;

(h) The grant of any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan or commitment) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice;

(i) The discharge or satisfaction of any material lien or encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business;

(j) The making of any loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

(k) An agreement to do any of the foregoing.

2.10 Title and Related Matters. Except as set forth on Schedule 2.9, Silver has good and marketable title to all its property and assets included in the Financial Statements, except for (a) properties and assets sold or otherwise disposed of subsequent to the Current Balance Sheet date in the ordinary course of business or as contemplated in this Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character, (b) the rights of customers of Silver with respect to inventory under orders or contracts entered into by Silver in the ordinary course of business, (c) claims, easements, liens, and other encumbrances of record pursuant to filings under real property recording statutes, and (d) as described in the Financial Statements or the notes thereto.

2.11 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to Silver's knowledge, threatened against Silver or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the transactions hereunder.

2.12 Tax Matters. Except as set forth on Schedule 2.12, (a) Silver has filed all national, local, and foreign tax returns and reports heretofore required to be filed and has paid or will pay all taxes as due thereon, and (b) no taxing authority has asserted any deficiency in the payment of any tax or has informed Silver that it intends to assert any such deficiency or to make any audit or other investigation of Silver for the purpose of determining whether such a deficiency should be asserted against Silver.

2.13 Compliance with Laws. Silver is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if Silver were not in compliance therewith, would have a Material

Adverse Effect on the business of Silver. Neither Bonzheim nor Silver has received any notice of any asserted present or past failure by Silver to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

2.14 Personnel. Schedule 2.14 sets forth a true and complete list of:

(a) The names, title, and current salaries of all officers of Silver;

(b) The names of all directors of Silver;

(c) The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried, and hourly employees of Silver;

(d) All scheduled or contemplated increases in compensation or bonuses; and

(e) All scheduled or contemplated employee promotions.

2.15 Employees and Labor Relations Matters. Except as provided in this Agreement:

(a) To Silver's knowledge, no executive or key employee of Silver or any group of employees of Silver has any plans to terminate employment with Silver;

(b) Silver has complied in all material respects with all labor and employment laws, including provisions relating to wages, hours, equal opportunity, collective bargaining, and the payment of taxes;

(c) There is no unfair labor practice charge, complaint, or other action against Silver pending or, to Silver's knowledge, threatened;

(d) There is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to Silver's knowledge, threatened against Silver;

(e) No questions concerning representation have been raised or, to Silver's knowledge, are threatened with respect to employees of Silver;

(f) No grievance that might have a Material Adverse Effect on Silver and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to Silver's knowledge, no basis exists for any such grievance or arbitration proceeding;

(g) To Silver's knowledge, no employee of Silver is subject to any noncompetition, nondisclosure, confidentiality, employment, consulting, or similar agreement with persons other than Silver relating to the current business activities of Silver;

(h) Silver is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours, or terms of employment of its employees; and

(i) Silver has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years.

2.16 Accounts Receivable. All accounts receivable of Silver reflected in the Current Balance Sheet represent bona fide sales made in the ordinary course of business.

2.17 Bank Accounts. Schedule 2.17 contains a complete and accurate list of all the banks or other financial institutions at which Silver maintains accounts or safe-deposit boxes, together with numbers of such accounts and boxes and the names of the persons authorized to draw on them or permitted access to them. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation regarding withdrawal.

2.18 Inventories. Silver's inventories, whether finished goods, work in process, or raw materials, shown on the Current Balance Sheet or thereafter acquired are all items of a quality usable or saleable in the ordinary and usual course of Silver's business, except for inventory items that are obsolete or not usable or saleable in the ordinary course of business and that have been written down to an amount not in excess of realizable market value or for which adequate reserves or allowances have been provided in the Financial Statements. The values at which inventories are carried in the Financial Statements reflect an inventory valuation policy consistent with Silver's past practice and in accordance with Michigan accounting standard, consistently applied.

2.19 Consents and Approvals. Except as set forth on Schedule 2.19, (a) Silver is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with Silver's execution, delivery, and performance of this Agreement and the consummation of the transactions hereunder and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Silver in connection with Silver's execution, delivery, and performance of this Agreement and the consummation of the transactions hereunder.

2.20 Brokers. There are no claims for broker's commissions, finder's fees, or similar compensation in connection with the transactions hereunder based on any arrangement or agreement entered into by Bonzheim or Silver and binding on Atlantica.

2.21 Accuracy of Representations and Warranties. Neither this Agreement nor any of the schedules, attachments, certificates, or other items prepared or supplied to Atlantica by or on behalf of Silver or Bonzheim with respect to the transactions hereunder contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF ATLANTICA

As a material inducement to Bonzheim to enter into this Agreement and sell of the Silver, Atlantica hereby makes the following representations and warranties to Bonzheim and Silver:

3.1 Organization; Power. Atlantica is a corporation duly incorporated and legally existing under the laws of the state of Delaware , and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under it. The copies of Atlantica's articles of incorporation and that have been furnished to Silver's lawyer before the Closing Date and are correct and complete.

3.2 Authorization. Atlantica's execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which Atlantica is a party have been duly and validly authorized by all necessary corporate action of Atlantica, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Atlantica enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

3.3 No Conflict with Other Instruments or Agreements. Atlantica's execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which Atlantica is a party will not result in a breach or violation of, or constitute a default under, Atlantica's Articles of Incorporation or any material agreement to which Atlantica is a party or by which Atlantica is bound.

3.4 Capital Stock and Related Matters. One million dollars in shares of Atlantica shall be issued to Bonzheim to consummate this transaction. Atlantica is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. Atlantica has not violated any applicable laws or regulations in connection with the offer or sale of its securities. Assuming the truthfulness of the representations made by Bonzheim nor Silver herein, Atlantica has not violated or will not violate any applicable securities laws in connection with the offer or sale of the Atlantica Shares to Bonzheim under this Agreement.

3.5 Conduct of Business; Liabilities. Atlantica is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of Atlantica under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which Atlantica is a party or by which Atlantica or the property of Atlantica is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely Atlantica's business, financial condition, or results of operations of Atlantica.

3.6 Governmental Authorities. Except as set forth on Schedule 3.6, (a) Atlantica is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with Atlantica's execution, delivery, and performance of this Agreement and the consummation of the transactions hereunder and (b) no

consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by Atlantica in connection with Atlantica's execution, delivery, and performance of this Agreement and the consummation of the transactions hereunder.

3.7 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to Atlantica's knowledge, threatened against Atlantica or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the transactions hereunder.

3.8 Investment Representations.

3.8.1 Investment Purposes. Atlantica is acquiring Silver for its own account with the intention of holding such securities for purposes of investment, and Atlantica has no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, Atlantica has had the opportunity to ask questions of and receive answers from representatives of Bonzheim and Silver concerning Silver, the Silver Shares, and the transactions hereunder.

3.8.2 Silver Shares Have Not Been Registered. Atlantica understands that the Silver Shares have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act that depends on, among other things, the bona fide nature of the investment intent as expressed in this Agreement.

3.9 Tax Matters. Except as set forth on Schedule 3.9, (a) Atlantica has filed all national, local, and foreign tax returns and reports heretofore required to be filed and has paid all taxes shown as due thereon, and (b) no taxing authority has asserted any deficiency in the payment of any tax or has informed Atlantica that it intends to assert any such deficiency or to make any audit or other investigation of Atlantica for the purpose of determining whether such a deficiency should be asserted against Atlantica.

3.10 Compliance with Laws. Atlantica is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if Atlantica were not in compliance therewith, would have a Material Adverse Effect on the business of Silver. Yet Atlantica has not received any notice of any asserted present or past failure by Atlantica to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

3.11 Brokers. There are no claims for broker's commissions, finder's fees, or similar compensation in connection with the transactions hereunder based on any arrangement or agreement entered into by Atlantica and binding on Bonzheim or Silver.

3.12 Accuracy of Representations and Warranties. None of the representations or warranties of Atlantica contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary to make the statements contained in this Agreement not misleading.

SECTION 4. CONDUCT OF SILVER'S BUSINESS PENDING THE CLOSING

From the date of this Agreement until the Closing, and except as otherwise consented to or approved by Atlantica, Bonzheim and Silver covenant and agree with Atlantica as follows:

4.1 Regular Course of Business. Silver will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and Silver will continue to use its reasonable efforts to keep available the services of current officers and employees (other than planned retirements) and to preserve its current relationships with persons having business dealings with it.

4.2 Dividends. From the date of this Agreement until purchase of Silver, private placement or accomplishment of a public offering whichever comes first, Silver will not declare, pay, or set aside for payment any dividend or other distribution in respect of the Silver Shares.

4.3 Capital Changes. Silver will not issue any shares of its capital stock, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel, or redeem any such shares or agree to do the foregoing.

4.4 Property and Assets. The assets, property, and rights currently owned by Silver will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as such assets, property, and rights are on the date of this Agreement. Without Atlantica's prior consent, Silver will not sell, transfer, or encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

4.5 Insurance. Silver will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets, and will purchase such additional insurance, at Atlantica's cost, as Atlantica may reasonably request.

4.6 Employees. Silver will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgment of Silver's management, in Silver's best interests.

4.7 No Violations. Silver will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

4.8 Notification. Silver will notify Atlantica promptly of any material change in Bonzheim's business, results of operations, financial position, assets, or prospects before the Closing.

SECTION 5. COVENANTS OF BONZHEIM AND SILVER

Bonzheim and Silver covenant and agree with Atlantica as follows:

5.1 Satisfaction of Conditions. Bonzheim and Silver will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to the Closing set forth in Section 7 and any necessary consents or waivers under or amendments to agreements by which Silver is bound.

5.2 Supplements to Schedules. Before the Closing, Bonzheim and Silver will supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement that, if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Schedule.

5.3 No Solicitation. Until the Closing or termination of this Agreement, neither Bonzheim nor Silver, nor any of their respective directors, officers, employees, or agents, will, directly or indirectly, encourage, solicit, initiate, or enter into any discussions or negotiations concerning any disposition of any of the capital stock or any material part of the assets of Silver or any proposal therefor, or furnish or cause to be furnished any information concerning Silver to any party in connection with any transaction involving the acquisition of the capital stock or assets of Silver by any person or entity other than Atlantica. Bonzheim or Silver will promptly inform Atlantica of any inquiry (including the terms thereof and the person or entity making such inquiry) received by Bonzheim or Silver after the date of this Agreement.

5.4 Covenant Not to Compete. From and after the Closing Date, Bonzheim shall not, without Atlantica's prior written consent, for a period of 36 months after the Closing Date, directly or indirectly engage in, or have any interest in any corporation, partnership, limited liability company, association, joint venture, or other entity that engages in, any "Competitive Activity," as defined in this section. For purposes of this Section 5.4, "Competitive Activity" means the ownership, operation, management, or control of any person or business, or any employment with any business, that sells products of the nature sold by Silver.

The covenants contained in Section 5.4 will be deemed to be a series of separate covenants for each jurisdiction in which enforcement is sought. If in any judicial proceeding a court refuses to enforce all the separate covenants deemed to be included in Section 5.4, any unenforceable covenant will be deemed eliminated from the provisions of Section 5.4 for the purposes of such proceeding to the extent necessary to allow the remaining covenants to be enforced in such proceeding. In addition, the duration of each covenant may be limited by a court to the extent necessary to permit the enforcement of such separate covenants. The parties agree that violation of the covenants in Section 5.4 would cause irreparable injury to Atlantica and, if so, that any remedy at law will be

inadequate; therefore, Atlantica will be entitled, in addition to any other rights and remedies that Atlantica may have at law or in equity, to injunctions and orders (including temporary restraining orders) to enjoin and restrain Bonzheim from violating or continuing to violate any covenant contained in Section 5.4.

SECTION 6. JOINT COVENANTS

6.1 Satisfaction of Conditions. Silver and Atlantica will each use its best efforts to cause the conditions set forth in Sections 7 and 8, respectively, to be satisfied.

6.2 Public Announcements. No press releases, other public announcements, or notices to customers concerning the transactions contemplated by this Agreement will be made by Atlantica or Silver without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prevent a party from supplying such information or making statements as required by governmental authority or in order for a party to satisfy its legal obligations (prompt notice of which will in any such case be given to the other party or parties).

6.3 Action After the Closing. On the reasonable request of any party after the Closing, all other parties will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the transactions hereunder.

SECTION 7. CONDITIONS PRECEDENT TO THE ATLANTICA'S OBLIGATIONS

Each and every obligation of Atlantica under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

7.1 Representations and Warranties; Performance. Each of the representations and warranties made by Bonzheim and Silver in this Agreement will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. Bonzheim and Silver will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing. Atlantica will have received, at the Closing, a certificate of Bonzheim and Silver, signed by the President of Silver, stating that each of the representations and warranties made by Bonzheim and Silver in this Agreement is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Bonzheim and Silver have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing.

7.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have

been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against Bonzheim, Silver, or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the transactions hereunder, questioning the validity or legality of the transactions hereunder, or seeking damages in connection with the transactions hereunder.

7.3 Material Change. After the date of this Agreement to the Closing, Silver shall not have suffered any Material Adverse Change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

7.4 Corporate Action. Silver will have furnished to Atlantica a copy, certified by Silver's legal counsel, of Silver's resolutions authorizing the execution, delivery, and performance of this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BONZHEIM AND SILVER

Each and every obligation of Bonzheim and Silver under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

8.1 Representations and Warranties; Performance. Each of the representations and warranties made by Atlantica in this Agreement will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. Atlantica will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing. Bonzheim will have received, at the Closing, a certificate of Atlantica, signed by the President and the Chief Financial Officer of Atlantica, stating that each of the representations and warranties made by Atlantica in this Agreement is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Atlantica has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing.

8.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against Bonzheim, Silver, or Atlantica or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the transactions hereunder, questioning the validity or legality of the transactions hereunder, or seeking damages in connection with the transactions hereunder.

8.3 Corporate Action. Atlantica will have furnished to Bonzheim a copy, certified by Atlantica's Secretary or Assistant Secretary, of Atlantica's resolutions authorizing the execution, delivery, and performance of this Agreement.

SECTION 9. CLOSING

9.1 Time, Place, and Manner of Closing. The closing of the transactions hereunder (the "Closing") will be held at the offices of Silver and Atlantica on May 26 10, 2010, or at such other time and place as the parties may agree. At the Closing, the parties to this Agreement will exchange certificates by Federal Express and other instruments and documents to determine whether the terms and conditions of this Agreement have been satisfied.

9.2 Events of Closing. At the Closing, the following events will occur:

(a) Atlantica will purchase Silver from Bonzheim;

(b) Bonzheim will transfer Silver to Atlantica, free of any liens, encumbrances, or restrictions.

(c) Atlantica will issue the Atlantica Shares to Bonzheim, free of any liens, encumbrances, or restrictions, by executing a stock power in the form agreed to by the parties.

9.3 Consummation of Closing. All acts, deliveries, and confirmations comprising the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations will be effective unless and until the last of the same shall have occurred.

SECTION 10. TERMINATION

10.1 Rights of Parties to Terminate. This Agreement may be terminated:

(a) By Atlantica, if Bonzheim or Silver has breached any of its respective obligations under this Agreement in any material respect;

(b) By Bonzheim, if Atlantica has breached any of its obligations under this Agreement in any material respect;

(c) By either Bonzheim or Atlantica, by written notice to the other party, if the Closing has not occurred on or before May 30, 2014; provided, however, that the right to terminate this Agreement under this Section 10.1(c) will not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

(d) By the mutual consent of Atlantica and Bonzheim.

(f) By either Bonzheim or Atlantica if Atlantica is unable to provide one million dollars in shares to Bonzheim.

(g) By Atlantica if the audit of Silver is unsatisfactory.

10.2 Effect of Termination. If either Atlantica or Bonzheim decides to terminate this Agreement pursuant to Section 10.1, such party will give written notice to the other party to this Agreement of such decision. In the event of a termination of this Agreement, the parties to this Agreement will be released upon receipt of the termination notice from all liabilities and obligations arising under this Agreement with respect to the matters contemplated by this Agreement, other than for damages arising from a breach of this Agreement.

SECTION 11. SURVIVAL; INDEMNIFICATION

11.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement will survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement will be deemed to have waived any misrepresentation or breach of the representation or warranty if the party had knowledge of such breach before the Closing. The representations and warranties in this Agreement will terminate Two years after the closing date, and such representations or warranties will thereafter be without force or effect, except for any claim with respect to which notice has been given to the potential indemnifying party before such expiration date.

11.2 Indemnification by Bonzheim.
11.2.1 Extent of Indemnification. Bonzheim hereby agrees to indemnify and to hold Atlantica and its successors and assigns harmless from and against any and all claims, liabilities, obligations, costs, and expenses, including reasonable attorney fees (collectively, "Damages") arising out of or related to:

(a) Any breach or inaccuracy of any representation or warranty of Bonzheim or Silver made in this Agreement or any Related Document; or

(b) Any failure by Bonzheim or Silver to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document.

11.2.2 Notice of Claim. If any claim is asserted against Atlantica that would give rise to a claim by Atlantica against Bonzheim for indemnification under the provisions of this section, then Atlantica will promptly give written notice to Bonzheim concerning such claim and Bonzheim will, at no expense to Atlantica, defend the claim.

11.3 Indemnification by Atlantica.

11.3.1 Extent of Indemnification. Atlantica agrees to defend, indemnify, and hold harmless Bonzheim from and against all Damages arising out of or related to:

(a) Any breach or inaccuracy of any representation or warranty of Atlantica made in this Agreement or any Related Document; or

(b) Any failure by Atlantica to perform any covenant required to be performed by Atlantica pursuant to this Agreement or any Related Document.

11.3.2 Notice of Claim. If any claim is asserted against Bonzheim or Silver that would give rise to a claim by Bonzheim or Silver against Atlantica for indemnification under the provisions of this section, then Bonzheim or Silver will promptly give written notice to Atlantica concerning such claim and Atlantica will, at no expense to Bonzheim or Silver, defend the claim.

SECTION 12. MISCELLANEOUS PROVISIONS

12.1 Waiver of Compliance; Consent.

12.1.1 Waiver of Compliance. Any failure of any party to comply with any obligation, covenant, agreement, or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant, or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

12.1.2 Consent. Whenever this Agreement requires or permits consent by or on behalf of any party to this Agreement, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth in Section 12.1.1.

12.2 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its lawyers and accountants, incurred in the negotiation and preparation of this Agreement, and the consummation of the transactions hereunder. For avoidance of doubt, the subsequent financing cost of Atlantica (i.e. cost for a public offering, private placement) shall be borne by Atlantica, neither Bonzheim nor Silver shall undertake any cost of Atlantica's financing.

12.3 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, and successors.

12.4 Assignment. Except with the other party's prior written consent, a party may not assign any rights or delegate any duties under this Agreement.

12.5 Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

To Atlantica Seafood Company Inc.:
126 S Spokane Street
Seattle. WA, 98134

To Silver Stream Seafood LLC:
Mr. Bonzheim
3993 Prairie Street S.W.
Grandville MI 49418

The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 3.

12.6 Amendment. This Agreement may be amended only by an instrument in writing executed by all the parties.

12.7 Headings. The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

12.8 Entire Agreement. This Agreement (including the schedules) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement

and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

12.9 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

12.10 Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

12.11 Waiver. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

12.12 Further Assurances. From time to time, each of the parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

12.13 No Third-Party Beneficiaries. Nothing in this Agreement, express or

implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

12.14. Schedules. The schedules and exhibits referenced in this Agreement are a part of this Agreement as if fully set forth in this Agreement.

12.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

12.16 Venue. This Agreement has been made within the state of Delaware and Michigan. This Agreement shall be governed by and construed in accordance with the laws of the Delaware. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the arbitration institution of Delaware.

12.17 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration in Delaware The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.

The parties have entered into this Agreement as of the date first written above.

Atlantica Seafood Company Inc..,
a Delaware corporation

William Allan Bradley
Chief Executive Officer

5/27/2014

Silver Stream Seafood LLC,
a MICHIGAN corporation

Bill Bonzheim
5/27/14

ATLANTICA SEAFOODS CORPORATION, INC.
ATLANTICA
ANNO 2014